Exhibit 10.5

Truist Bank, as Administrative Agent and
The Lenders Party to the Credit Agreement (as defined below)
Mail Code GA-ATL-3950
3333 Peachtree Road, NE
Atlanta, GA 30326
Attention: Amanda Parks
Amanda.Parks@suntrust.com
Fax: (404) 926-5100

Re:    Second Extension of Limited Consent

Effective as of July 31, 2020

Ladies and Gentlemen:

Reference is hereby made to (i) that certain Credit Agreement dated as of January 28, 2019 (as the same has been and may hereafter be amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”) by and among ON DECK CAPITAL, INC., a Delaware corporation, as the Company, TRUIST BANK (as successor to SUNTRUST BANK), as administrative agent for the “Revolving Lenders” party to the Credit Agreement (in such capacity, “Administrative Agent”) and each of the Lenders from time to time party thereto, (ii) that certain Limited Consent dated as of June 23, 2020 (as the same may hereafter be amended or otherwise modified prior to the date hereof, the “June Limited Consent”) by and among the Company, the Lenders and the Administrative Agent and (iii) that certain Extension of Limited Consent effective as of July 14, 2020 (as the same may hereafter be amended or otherwise modified prior to the date hereof, the “July Limited Consent”, and together with the June Limited Consent, the “Limited Consents”) by and among the Company, the Lenders and the Administrative Agent. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Limited Consents or, if not defined therein, the Credit Agreement.

Pursuant to the terms of the Limited Consents, the Administrative Agent and the Lenders consented to the Payout Period Percentage Increase not being effective until the Extended Date. The Company requests, and the Administrative Agent and Lenders hereby consent, acknowledge and agree that, notwithstanding anything to the contrary contained in the Credit Agreement or the other Credit Documents (including the Limited Consents), (i) the Extended Date shall be extended from July 31, 2020 until August 7, 2020. Further, notwithstanding the foregoing, unless the Extended Date is further extended in writing by the parties hereto after the date hereof or the Company, the Administrative Agent and the Lenders agree (in their respective sole discretions) to effect an amendment of the Credit Agreement on or prior to August 7, 2020, the Company shall pay to the Administrative Agent for the benefit of the Lenders on or before August 7, 2020 an amount equal to $7,875,000 (which is an amount equal to (A) the aggregate principal amount of the Revolving Loans on the Payout Period Start Date times 20% (the applicable Payout Period Percentage after giving effect to the Payout Period Percentage Increase) minus (B) the Paydown Amount minus (C) the July Paydown Amount) (such amount, the “Percentage Increase Amount”). The Company’s

Exhibit 10.5

failure to pay the Percentage Increase Amount on or prior to such date shall be an immediate Event of Default under and as defined in the Credit Agreement.

This Second Extension of Limited Consent is a limited consent and (i) shall only be relied upon and used for the specific purpose set forth herein, (ii) shall not constitute nor be deemed to constitute (a) a waiver of any Default or Event of Default or (b) except as expressly set forth herein, a waiver or amendment of any term or condition of the Credit Agreement and the other Credit Documents (without limitation of the forgoing, for the avoidance of doubt, this Second Extension of Limited Consent does not waive or impact the occurrence of the Payout Period Start Date (or any effect under the Credit Agreement resulting from the occurrence thereof), the continued effect of the May APPE and the June APPE (with the exception of the amount payable on July 17, 2020, as a result of an Asset Performance Payout Event (Level 2) as expressly set forth in the July Limited Consent) or the requirement under the Credit Agreement to pay the Revolving Loans in the amount required under Section 2.6 (as expressly modified by this Second Extension of Limited Consent) when due), (iii) shall not constitute nor be deemed to constitute a consent by Administrative Agent or any Lender to anything other than as expressly set forth herein, and (iv) shall not constitute a custom or course of dealing among the parties hereto. Except as otherwise expressly provided herein, the Credit Agreement and each of the other Credit Documents shall remain in full force and effect in accordance with their respective terms. Except as specifically set forth herein, Administrative Agent and the Lenders reserve all of their respective rights and remedies under the Credit Agreement and the Credit Documents.

In consideration of the Second Extension of Limited Consent granted hereunder (and as a condition to the effectiveness hereof), (a) Company hereby represents and warrants to Administrative Agent and the Lenders that (i) no Default or Event of Default has occurred and is continuing as of the date hereof, (ii) the representations and warranties made by the Company contained in the Credit Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the date hereof, except to the extent such representation and warranty expressly relates to an earlier date (in which case, such representations and warranties were true and correct in all material respects as of such earlier date), (iii) the execution, delivery and performance by the Company of this letter agreement, have been duly authorized by all necessary corporate action and (iv) this letter agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting, creditors’ rights generally and the effects of general principles of equity and (b) agrees to pay the Percentage Increase Amount on or before August 7, 2020, to the extent payable in accordance with the terms of this Second Extension of Limited Consent.

The Company further agrees that within five Business Days of receipt (or such longer period as the Administrative Agent may agree), the Company will pay to the Administrative Agent all fees and expenses of the Administrative Agent invoiced in connection herewith including legal and consulting fees and expenses so invoiced. In addition to any rights and remedies under the Credit Documents, if such amounts are not received by the Administrative Agent on or prior to such date, this Second Extension of Limited Consent shall terminate on such date and the Payout Period Percentage Increase shall be effective, and the Percentage Increase Amount shall be payable, immediately.

Exhibit 10.5

This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which counterparts together shall constitute one and the same instrument. Signature pages to this letter agreement may be detached from multiple separate counterparts and attached to the same document and a telecopy or pdf of any such executed signature page shall be valid as an original. This letter agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

This letter agreement constitutes a Credit Document and shall be a contract made under and governed by, and shall be construed and enforced in accordance with, the laws of the state of New York.
Each of the undersigned has caused this letter agreement to be duly executed and delivered as of the date first above written.

ON DECK CAPITAL, INC., as Company By: /s/ Kenneth A. Brause Name: Kenneth A. Brause Title: Chief Financial Officer
TRUIST BANK, as Administrative Agent By: /s/ Amanda Parks Name: Amanda Parks Title: Senior Vice President
TRUIST BANK, as a Lender By: /s/ Amanda Parks Name: Amanda Parks Title: Senior Vice President

Exhibit 10.5

SILICON VALLEY BANK, as a Lender By: /s/ John Lapides Name: John Lapides Title: Vice President
FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender By: /s/ James Beltz Name: James Beltz Title: Vice President

REGIONS BANK,
as a Lender

By: /s/ William Soo
Name: William Soo
Title: Director

CONGRESSIONAL BANK,
as a Lender

By: /s/ James H. Peterson
Name: James H. Peterson
Title: Executive Vice President & Chief Credit Officer

BANCALLIANCE INC.,
as a Lender

BY: ALLIANCE PARTNERS LLC, ITS ATTORNEY-IN-FACT

By: /s/ John Gray
Name: John Gray
Title: Executive Vice President